UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 10, 2003

                                   ----------


                             SIGA Technologies, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-23047                13-3864870
           --------                    -------                ----------
 (State or other Jurisdiction of   (Commission File         (I.R.S. Employer
  Incorporation or Organization)       Number)            Identification Number)


                         420 Lexington Avenue, Suite 601
                            New York, New York 10170
                            ------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


       (212) 672-9100 (Registrant's telephone number, including area code)

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ITEM 5.     Other Events.

            On July 11, 2003, SIGA Technologies, Inc., a Delaware corporation ("SIGA"), issued a press release announcing its receipt, on July 10, 2003, of a proposal for an investment in SIGA of up to an aggregate amount of $10 million from MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes"). Under the proposal, MacAndrews & Forbes would invest $1,000,000 in SIGA in exchange for 694,444 shares of SIGA common stock at a price of $1.44 per share, and warrants to purchase an additional 381,944 shares of SIGA common stock at an exercise price of $2.00 per share. MacAndrews & Forbes would also be granted an option, exercisable through October 1, 2003, to invest up to an additional $9,000,000 in SIGA on the same terms. The proposed investment is subject to negotiation of definitive agreements between MacAndrews & Forbes and SIGA. The press release referenced above is filed as an exhibit to this Form 8-K.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

      Exhibit No.       Description
      -----------       -----------

      99.1              Press Release dated July 11, 2003.




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


                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SIGA TECHNOLOGIES, INC.


                                    By: /s/ Thomas N. Konatich
                                       ----------------------------------
                                       Thomas N. Konatich
                                       Acting Chief Executive Officer and
                                       Chief Financial Officer

Date:  July 11, 2003




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

                                  EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------

      99.1           Press Release dated July 11, 2003.





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